Exhibit (j)(i)

                                              M.R.Weiser & Co., LLP
                                              Certified Public Accountants
                                              and Consultants

                                              3000 Marcus Avenue
                                              Lake Success, NY 11042
                                              Tel 516-488-1200


                      CONSENT OF M.R. WEISER & CO., LLP



As the independent certified public accountants of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference to the annual report to shareholders in the annual registration statement, as well to all references to our firm included or made part of this registration statement.


                                        /s/ M.R. Weiser & Co., LLP

                                        M.R. Weiser & Co., LLP


Lake Success, New York
May 9, 2000